EXHIBIT 99.17(b)
                               POWER OF ATTORNEY

         We, the undersigned officers and Trustees of Alabama Tax Free Portfolio, Arizona Tax Free Portfolio, Arkansas Tax Free Portfolio, Colorado Tax Free Portfolio, Connecticut Tax Free Portfolio, Florida Tax Free Portfolio, Georgia Tax Free Portfolio, Kentucky Tax Free Portfolio, Louisiana Tax Free Portfolio, Maryland Tax Free Portfolio, Massachusetts Tax Free Portfolio, Michigan Tax Free Portfolio, Minnesota Tax Free Portfolio, Mississippi Tax Free Portfolio, Missouri Tax Free Portfolio, National Municipals Portfolio, New Jersey Tax Free Portfolio, New York Tax Free Portfolio, North Carolina Tax Free Portfolio, Ohio Tax Free Portfolio, Oregon Tax Free Portfolio, Pennsylvania Tax Free Portfolio, Rhode Island Tax Free Portfolio, South Carolina Tax Free Portfolio, Tennessee Tax Free Portfolio, Texas Tax Free Portfolio, Virginia Tax Free Portfolio and West Virginia Tax Free Portfolio, each a New York trust, do hereby severally constitute and appoint H. Day Brigham, Jr., Thomas J. Fetter and Thomas Otis, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Municipals Trust on behalf of any existing or proposed series with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

         Name                       Capacity                       Date
         ----                       --------                       ----

/s/ Donald R. Dwight            Trustee                     December 29, 1993
---------------------------
Donald R. Dwight


/s/ James B. Hawkes             Trustee                     December 29, 1993
---------------------------
James B. Hawkes


/s/ Samuel L. Hayes III         Trustee                     December 29, 1993
Samuel L. Hayes, III


/s/ Norton H. Reamer            Trustee                     December 29, 1993
---------------------------
Norton H. Reamer


/s/ John L. Thorndike           Trustee                     December 29, 1993
---------------------------
John L. Thorndike


/s/ Jack L. Treynor             Trustee                     December 29, 1993
---------------------------
Jack L. Treynor

                                President (Chief
/s/ Thomas J. Fetter            Executive Officer)          December 29, 1993
---------------------------
Thomas J. Fetter

                                Treasurer and Principal
/s/ James L. O'Connor           Financial and Accounting      December 29, 1993
---------------------------     Officer
James L. O'Connor